Exhibit 99.1

March 27, 2020

Dear Stockholder:

Amid unprecedented economic disruption resulting from the COVID-19 pandemic, the Board of Directors (the “Board”) of InPoint Commercial Real Estate Income, Inc. (“we,” “our” or the “Company”) has announced several changes to allow the Company to maintain fiscal responsibility and respond accordingly, including the suspension of an updated estimated net asset value (“NAV”) per share of its common stock. As a result of this decision, the Board has also unanimously approved the suspension of sales of shares of the Company’s common stock in its continuous public offering (the “Offering”) and the Company’s share repurchase plan (“SRP”), each effective immediately, and the suspension of the Company’s distribution reinvestment plan (“DRP”) effective April 6, 2020. These decisions were made in consultation with and based upon input from the senior management of our advisor, Inland InPoint Advisor, LLC, and sub-advisor, SPCRE InPoint Advisors, LLC (“Sound Point”), and were made in the best interests of our stockholders and the Company during this challenging period.

At this time, the majority of our mortgage loans and securities investments are performing in accordance with their respective terms. However, a combination of factors driven by the scope of the COVID-19 pandemic, including the temporary closure of non-essential businesses, has drastically impacted the viability and valuation of almost all types of commercial real estate. Such closures, and the resulting projection of increased U.S. unemployment, will likely have an adverse impact on the ability of commercial and residential tenants to pay rent. In turn, the potential inability of mortgagors – the borrowing property owners to whom we have made loans or whose loan obligations back the mortgage securities we own – to collect rent from tenants makes it difficult for us to accurately determine the true value of our assets and, as a result, confidently calculate an accurate NAV.

Equally impacting the Board’s decisions is the immediate challenge resulting from the financing of our portfolio. As a result of the inability to accurately value our assets, the banks that regularly finance our assets have recently required that we, since the onset of the COVID-19 pandemic, post additional collateral to further secure the financing.

In an effort to maintain fiscal responsibility, including retaining cash to the extent possible for purposes of corporate liquidity, the Board, consulting with management and Sound Point, has also suspended distributions effective immediately. We believe that the responsible course of action is to conserve liquidity and prioritize the payment of operating and other essential expenses.

Preserving stockholders’ capital is our primary objective. While it is extremely difficult to predict when market conditions will enable an accurate calculation of the Company’s NAV, the Board believes that this is a temporary market disruption. The Company will continue to closely monitor this situation in order to determine an appropriate time to resume the Offering, the SRP, the payment of distributions and the DRP.

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Our thoughts are with our stockholders and their families for continued health and safety during these challenging times. Thank you for your confidence in our expertise. If you have questions, please contact your financial advisor or our Inland Investor Services team at 800-826-8228.

Sincerely,

InPoint Commercial Real Estate Income, Inc.

Mitchell Sabshon

Chief Executive Officer

Certain statements in this letter constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,” “maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions indicate forward-looking statements.  These forward-looking statements reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not factual or guarantees of future performance, and we caution stockholders not to place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to those in the Risk Factors section in our most recent Annual Report on Form 10-K and in subsequent filings on Form 10-Q as filed with the Securities and Exchange Commission and made available on our website.  Forward-looking statements reflect our management’s view only as of the date of this letter and may ultimately prove to be incorrect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results except as required by applicable law. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.